Exhibit 3.157

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of record and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY THEREOF, I have hereunto set me hand

And affixed the official seal of the Department.

/s/ Paul M. Holzem

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services

Department of Financial Institutions

Date: Nov – 5 2012	BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State

Sec. 180.0202

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF INCORPORATION—STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Ch. 180 of the Wisconsin Statutes:

Article 1. Name of the Corporation:             Onyx Leasing Corp.

Article 2. The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3. The corporation shall be authorized to issue       9,000       shares.

Article 4. Name of the initial registered agent:     CT Corporation System

Article 5. Street address of the initial registered office: (The complete address, including street and number, if assigned, and ZIP code. PO Box address may be included as part of the address, but is insufficient alone.)

44 East Mifflin Street, Suite 1000

Madison, WI 53703

Article 6. Other provisions (OPTIONAL):

JUN 21 12:00 pm

#. A

151560 DCORP 90 90.00

JUN 21 12:00 pm

#. B

151560 EXPED 24 25.00

FILING FEE - $90.00, or more SEE instruction, suggestions and procedures on following pages.

Article 7. Name and complete address of each incorporator:

Melissa A. Wild

Superior Service, Inc.

125 S. 84th St., Suite 200

Milwaukee, WI 53214

/s/ Melissa Wild

Incorporator’s Signature	Incorporator’s Signature

This document was drafted by	Melissa A. Wild
(Name the individual who drafted the document)

OPTIONAL – Second choice corporate name is the first choice is not available:

INSTRUCTIONS (Ref. sec. 180.0202 Wis. Stats. For the document content

Submit one original and one exact copy to the Sept. of Financial Institutions, PO Box 7846, Madison, WI, 53707-7846, together with a FILING FEE of $90.00, or more, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposed other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

Article 1. The name must contain “corporation”, “incorporates”, “company”, or “limited or the abbreviation “corp”, “inc” “co.”, or “ltd.” or comparable words or abbreviations in another language. If you wish to provide a second choice name that you would accept if your first choice is not available, enter it in the “Optional” area on page 2.

Article 2. This statement is required be Sec. 180.0202(1)(a).

Article 3. Some quantity of shared must be authorized. For the minimum filing fee, up to 9,000 shares may be authorized. If more than one class of shares is authorized, state the designation of each class, and the number of shares of each class that the corporation is authorized to issue.

ARTICLES OF INCORPORATION

Stock, For-Profit Corporation

Melissa A. Wild

Superior Services, Inc.

125 S. 84th St., Suite 200

Milwaukee, WI 53214

Your return address and phone number during the day: (414) 479 – 7800

INSTRUCTIONS (continued)

Articles 4&5. The corporation must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Provide the street number and name, city and ZIP code in Wisconsin. PO Box address may be included as part of the address, but are insufficient alone. The corporation may not name itself as its own registered agent.

Article 6. the space is provided for insertion of any desired material, such as grant or limit of preemptive rights, or other information not inconsistent with the law

Article 7. Print or typewrite the name and complete address of each incorporator. At least ione incorporator is required to sign the document, although all incorporators may sing.

If the document is executed in Wisconsin, sec. 182.01(3), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or an governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, enter that remark.

No certificate of incorporation will be issued. The “FILED” endorsement applied to this document by the Department of Financial Institutions is evidence that the articles of incorporation have been accepted. One or more “Received” endorsement may appear on the document, but do not indicate its acceptance for filing.

This document has a delayed effective date of (enter the future date) .” the delayed effective date may not be before, or more than 90 days after, the document is received by the Department of Financial Institutions for filing.

FILING FEE – Minimum fee is $90.00 which is sufficient to authorized 9,000 shared. If the articles authorized the issuance of more than 9,000 shares, provide an additional filing fee equal to 1 cent for each additional share over 9,000. Shares may be, but are not required to be, designated as with or without a par value.

Sec. 180.1006

Wis. Stats

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT—STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effect by this amendment) is:

Onyx Leasing Corp.

(Enter Corporate Name)

Text of amendment (refer to the existing articles of incorporation and the instruction on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article 1.

Name of the Corporations: Veolia ES Solid Waste Leasing Corp.

These Articles of Amendment shall have a delayed effective date of July 1, 2006

FILING FEE - $40.00 See instruction, suggestions and procedures on following pages.

B. Amendment(s) adopted on December 31, 2005

(Indicate the method of adoption by checking (X) the appropriate choice below

In accordance with sec. 180.1002, Wis. Stats. (By Board of Directors)

OR

X In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

In accordance with sec. 180.10005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.	Executed on June 5, 2006	/s/ Paul R. Jenks
	(date)	(signature)

Title: X President Secretary
	or other officer title	Paul R. Jenks, President
(Printed Name)

This document was drafted by Joyce Hansen

        (Name the individual who drafted the document)

INSTRUCTIONS (ref. sec. 180.1006 Wis. Stats. For document content)

Submit one original and one exact copy to Dept. of Financial Institutions, PO Box 7846, Madison, WI, 53707-7846, together with a FILING FEE OF $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison, WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposed. If you have any questions, please contact that Division of Corporate & Consumer Services at 608-261-7577. Hearing impaired may call 608-266-8818 for TDY.

ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

Joyce Hansen

Onyx Waste Services, Inc.

125 South 84th Street, Suite 200

Milwaukee, WI 53214

Your return address and phone number during the day: (414) 479-7802

INSTRUCTIONS (continued)

EFFECTIVE DATE:

A.	State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). the text should recite the resolution adopted (e.g. ”Resolved, that Article 1 of the articles of incorporation be amended to read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.	Enter the date of adoption of the amendment(s). if there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s)

By Board of Directors—refer to sec. 180/1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action

By Board of Directors and Shareholders—Amendment proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information

By Incorporators or Board of Directors—Before issuance of shares—See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C.	Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING fee - $40.00

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT—STOCK, FOR-PROFIT CORPORATION

A.	The present corporate name (prior to any change effect by this amendment) is:

Veolia ES Solid Waste Leasing Corp.

(enter corporate name)

Text of Amendment (Refer to the existing articles of incorporation and the instruction on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows”

Article 1.

Name of the corporation: Advanced Disposal Services Solid Waste Leasing Corp.

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages

B.	Amendment(s) adopted on November 20, 2012

(Indicate the method of adoption by checking (X) the appropriate choice below.)

In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

X In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

In accordance with sec. 180.1005, Wis. Stats. (by Incorporators or Board of Directors, before issuance of shares)

C. Executed on November 29, 2012	/s/ Christian B. Mills
(date)	(signature)

Title: President Secretary
Or other officer title Assistant Secretary	Christian B Mills
(Printed Name)

This document was drafted by Cameron Brown

                                       (Name the individual who drafted the document)

INSTRUCTIONS (ref. sec. 180.1006 Wis. Stats. For document content)

Submit one original and one exact copy to Dept. of Financial Institutions, PO Box 7846, Madison, WI, 53707-7846, together with a FILING FEE OF $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison, WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposed. If you have any questions, please contact that Division of Corporate & Consumer Services at 608-261-7577. Hearing impaired may call 608-266-8818 for TDY.

ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

Your return address and phone number during the day: (212) 294-5306

INSTRUCTIONS (continued)

A.	State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g. ”Resolved, that Article 1 of the articles of incorporation be amended to read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.	Enter the date of adoption of the amendment(s). if there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s)

By Board of Directors—refer to sec. 180/1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action

By Board of Directors and Shareholders—Amendment proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information

By Incorporators or Board of Directors—Before issuance of shares—See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C.	Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING fee - $40.00